Exhibit 99.1

FORM OF AMENDMENT
OF
OFFICEMAX INCORPORATED
EXECUTIVE SAVINGS DEFERRAL PLAN

WHEREAS, OfficeMax Incorporated (the “Company”) maintains the OfficeMax Incorporated Executive Savings Deferral Plan (Effective as of January 1, 2005) (the “Plan”); and

WHEREAS, further amendment of the Plan is now considered desirable;

NOW, THEREFORE, by virtue of the amendment power reserved under the Plan and delegated to the Executive Compensation Committee, the Plan is hereby amended, effective March 6, 2009, by substituting the following for Section 4.1 of the Plan:

“4.1                           AMOUNT.  In addition to the Salary Deferral Contributions made pursuant to Article III above, the Company shall credit to each Participant’s Company Matching Contributions Subaccount an amount equal to 50% of the Salary Deferral Contributions that the Participant has elected in accordance with Section 3.2, disregarding for this purpose any Salary Deferral Contributions in excess of Match-Eligible Contributions.

Effective as of the first paychecks issued after March 6, 2009, the 50% Company Matching Contribution provided above shall no longer be effective.  For each paycheck issued after March 6, 2009, the Company may, in its sole discretion, make a Company Matching Contribution to the Plan with respect to the Salary Deferral Contributions of each Participant for such payroll period, disregarding for this purpose any Salary Deferral Contributions in excess of Match-Eligible Contributions.  The amount of such Company Matching Contribution, if any, shall be determined in the sole discretion of the Company.”

IN WITNESS WHEREOF, this amendment has been executed by the undersigned.

EXECUTIVE COMPENSATION COMMITTEE

Dated:	January 23, 2009	By:
Its